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                                                             EXHIBIT 21


                     NAVISTAR INTERNATIONAL CORPORATION
                       AND CONSOLIDATED SUBSIDIARIES
                     ----------------------------------
                       SUBSIDIARIES OF THE REGISTRANT
                           AS OF OCTOBER 31, 1996


                                                             STATE OR
                                                            COUNTRY IN
                                                              WHICH
                                                            SUBSIDIARY
                                                             ORGANIZED
                                                             ---------
Subsidiary included in the financial
  statements, which is 100% owned:
  Navistar International Transportation Corp. ..........      Delaware


Subsidiaries that are 100% owned by Navistar
  International Transportation Corp.:
    Navistar International Corporation Canada ..........       Canada
    Navistar Financial Corporation .....................      Delaware


     Subsidiaries and corporate joint ventures not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.







































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